================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              METATEC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[Metatec Logo]

                              METATEC CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 23, 1998

To the Shareholders of
METATEC CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Metatec Corporation (the "Company") will be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Thursday, April 23, 1998, at 1:00 p.m., local time, for the following purposes:

          1. To elect three Class II directors; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on February 23, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                             By Order of the Board of Directors

                                             Julia A. Pollner
                                             Secretary

Dated: March 20, 1998

                              METATEC CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of common shares, $.10 par value, of Metatec Corporation, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders to be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Thursday, April 23, 1998, at 1:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement and the form of proxy will be first sent to shareholders is March 20, 1998.

     All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting as more fully described in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

     The close of business on February 23, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were 6,033,224 of the Company's common shares outstanding and entitled to vote. Each common share is entitled to one vote.

                             ELECTION OF DIRECTORS

     The number of directors currently is fixed at nine. The Board of Directors is divided into three classes, Class I, Class II, and Class III, with three directors in each class. The directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class II directors expires concurrently with the holding of the Annual Meeting, and the three incumbent directors in such Class have been nominated for re-election. There is no cumulative voting in the election of directors, and those nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted in determining the votes cast in the elections of director and will not have a positive or negative effect on the election.

     At the Annual Meeting, common shares represented by proxies, unless otherwise specified, will be voted to elect the nominees named below as Class II directors for a three-year term expiring in 2001. In the event that any nominee named below as a Class II director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

                               CLASS II DIRECTORS
                            (NOMINEES FOR ELECTION)

                                                                                               COMMON SHARES
            NAME OF                                                                            BENEFICIALLY
       NOMINEE/DIRECTOR                                                        A DIRECTOR OF    OWNED AS OF
        AND POSITION(S)               PRINCIPAL OCCUPATION(S) DURING THE PAST   THE COMPANY    FEBRUARY 23,    % OF
         WITH COMPANY            AGE                FIVE YEARS                     SINCE          1998(1)      CLASS
       ----------------          ---  ---------------------------------------  -------------   -------------   -----
Jerry D. Miller,                 62   President of D&D Properties, Inc. and        1976            70,700       1.2%
  Director                            President of MGB, Inc., two companies
                                      engaged in the real estate business
                                      since May 1992; President and Treasurer
                                      of the Company from the Company's
                                      incorporation in 1976 to May 1993, and
                                      Chairman of the Board from June 1978 to
                                      August 1989.

Gregory T. Tillar,               45   President of the Company since February      1995            57,786         *
  President, Chief Operating          1995, and Chief Operating Officer of
  Officer and Director                the Company since April 1993; Held
                                      various sales management positions with
                                      the Company from May 1990 to April
                                      1993.

James V. Pickett,                56   Vice Chairman of Banc One Capital            1995           100,723(2)    1.7%
  Director                            Corp., a subsidiary of Banc One Holding
                                      Corporation, since February 1993;
                                      President of Pickett Realty Advisors,
                                      Inc., an asset management firm for
                                      hotel owners, since December 1991;
                                      President of a group of affiliated
                                      companies and partnerships,
                                      collectively known as The Pickett
                                      Companies, involved in the management
                                      and ownership of real estate, since
                                      1965. Mr. Pickett is also a Director of
                                      Wendys International, Inc. and
                                      Karrington Health, Inc.

     Set forth below is information relating to directors whose terms will continue after the Annual Meeting:

                             CLASS III DIRECTORS(3)
                            (TERMS EXPIRING IN 1999)

                                                                                               COMMON SHARES
            NAME OF                                                                            BENEFICIALLY
           DIRECTOR                                                            A DIRECTOR OF    OWNED AS OF
        AND POSITION(S)               PRINCIPAL OCCUPATION(S) DURING THE PAST   THE COMPANY    FEBRUARY 23,    % OF
         WITH COMPANY            AGE                FIVE YEARS                     SINCE          1998(1)      CLASS
        ---------------          ---  ---------------------------------------  -------------   -------------   -----
A. Grant Bowen,                  67   Financial Consultant since March 1986.       1991            32,373         *
  Director                            Mr Bowen is a director of W. W.
                                      Williams Co. and State Savings Bank.

Jeffrey M. Wilkins,              53   Chairman of the Board and Chief              1989           420,578(4)    7.0%
  Chairman of the Board,              Executive Officer of the Company since
  Chief Executive Officer             1989, and President and Chief Executive
  and Director                        Officer of the Company's subsidiary,
                                      Metatec/Discovery Systems, Inc., since
                                      December 1988. Mr. Wilkins is also a
                                      Director of CheckFree Corporation and
                                      Holophane Corporation.

                              CLASS I DIRECTORS(5)
                            (TERMS EXPIRING IN 2000)

                                                                                               COMMON SHARES
            NAME OF                                                                            BENEFICIALLY
           DIRECTOR                                                            A DIRECTOR OF    OWNED AS OF
        AND POSITION(S)               PRINCIPAL OCCUPATION(S) DURING THE PAST   THE COMPANY    FEBRUARY 23,    % OF
         WITH COMPANY            AGE                FIVE YEARS                     SINCE          1998(1)      CLASS
        ---------------          ---  ---------------------------------------  -------------   -------------   -----
Joseph F. Keeler, Jr.            57   Chairman, Chief Executive Officer and        1997            65,334(6)    1.1%
  Director                            President of The Fishel Company, a
                                      national underground utility
                                      contractor, since 1978. Mr. Keeler has
                                      been with The Fishel Company since
                                      1967. Mr. Keeler is also a Director of
                                      Airnet Systems, Inc.

Peter J. Kight,                  41   Chairman, Chief Executive Officer and        1994            50,834         *
  Director                            President of Checkfree Corporation, a
                                      company that provides a nationwide
                                      electronic bill paying system, since
                                      January 1981.

---------------

*Less than 1%.

(1) Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all common shares owned by them. For each of the directors, this table includes the following number of common shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 23, 1998: Mr. Bowen--18,790 common shares; Mr. Kight--17,500 common shares; Mr. Miller--17,500 common shares; Mr. Pickett--12,500 common shares; Mr. Tillar--47,500 common shares; and Mr. Wilkins--6,250 common shares.

(2) Includes 24,000 common shares owned by a corporation controlled by Mr. Pickett.

(3) There is currently one vacancy in this class of directors.

(4) Includes 40,000 common shares owned by a family trust created by Mr. Wilkins. Mr. Wilkins does not have any voting or dispositive power with respect to the common shares owned by such trust. Also includes 100 common shares owned by a trust which is for the benefit of one of Mr. Wilkins' children. Mr. Wilkins is the trustee of such trust.

(5) E. David Crockett, currently a Class I director, has tendered his resignation as a director effective as of the date of the Annual Meeting. Accordingly, no biographical, share ownership, or other information regarding Mr. Crockett has been included in this Proxy Statement.

(6) Includes 48,334 common shares owned by a family limited partnership, of which Mr. Keeler is a partner.

     In addition to the common shares beneficially owned by Messrs. Wilkins and Tillar, as set forth above, Christopher L. Winslow and Alexander P. Deak, the other named executive officers in the Summary Compensation Table set forth below, beneficially owned 21,988 and 23,364 common shares, respectively, as of February 23, 1998, which in each case constituted less than one percent of the outstanding common shares of the Company as of such date. Mr. Winslow and his spouse have sole voting and investment power with respect to all common shares owned by them. Mr. Deak has sole voting and investment power with respect to all common shares owned by him. The number of common shares beneficially owned by Messrs. Winslow and Deak include 15,000 and 13,750 common shares, respectively, which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 23, 1998. As of February 23, 1998, the number of common shares owned by all directors and executive officers of the Company as a group (ten persons) was 962,430 (15.5%). The foregoing amount includes 157,540 common shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 23, 1998.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors has established an Executive Committee, a Compensation Committee, and a Finance and Audit Committee. The Board of Directors has no standing nominating committee or committee performing similar functions.

     The members of the Executive Committee are Jeffrey M. Wilkins, Gregory T. Tillar, and James V. Pickett. The Executive Committee, which may exercise all of the authority of the Board of Directors between its meetings, took action one time by written consent during 1997. The members of the Compensation Committee are Jerry D. Miller and James V. Pickett. The Compensation Committee, which is responsible for administering the Company's two stock option plans and which may exercise the authority of the Board of Directors with respect to the compensation of employees of the Company, held five meetings during 1997. The members of the Audit and Finance Committee are A. Grant Bowen, Peter J. Kight, and Jerry D. Miller. The Audit and Finance Committee, which is responsible for the appointment of the independent auditors, the annual audit of the Company's accounts by the independent auditors, and all related matters, along with other activities undertaken by such committee, held two meetings during 1997.

     The Board of Directors held six meetings and took action three times by written consent during 1997. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 1997.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or its committees. Directors of the Company who are not also employees of the Company receive a fee of $1,250 per board meeting attended in person, $500 per board meeting attended through telephonic communication and a quarterly retainer of $1,250. In addition, directors of the Company who are not officers or employees of the Company do not receive any additional compensation for committee meetings attended, unless the committee meets on a date different from a board meeting, in which case they receive $500 per committee meeting attended. In 1998, the Company implemented a directors' deferred compensation plan pursuant to which directors may defer all or a portion of their director fees. In addition, directors of the Company who are not officers or employees of the Company or any of its subsidiaries receive stock options pursuant to the Company's 1992 Directors' Stock Option Plan. Under this plan, immediately following each annual meeting of shareholders of the Company, each eligible director is automatically granted an option to purchase 2,500 common shares. These options are fully vested at the time of grant and must be exercised within five years of the grant date. In addition, each new director is automatically granted an option, on a one-time basis, to purchase 10,000 common shares. These one-time options have five-year terms and vest in equal annual installments over a four-year period. All options are granted at an exercise price which is equal to the fair market value of the common shares on the last trading day prior to the annual meeting relating to the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its officers and directors were complied with by such persons.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Company's common shares:

                                       AMOUNT AND NATURE    PERCENT
         NAME AND ADDRESS OF             OF BENEFICIAL         OF
          BENEFICIAL OWNER               OWNERSHIP(1)      OWNERSHIP
         -------------------           -----------------   ---------
Jeffrey M. Wilkins                          420,578(2)         7.0%
  7001 Metatec Boulevard
  Dublin, Ohio 43017

Wellington Management Company, LLP          698,000           11.3%
  75 State Street
  Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc.             493,400            8.0%
  1299 Ocean Avenue 11th Floor
  Santa Monica, California 90401

---------------

(1) Beneficial ownership as of December 31, 1997, except in the case of Mr. Wilkins, which is as of February 23, 1998.

(2) Includes the following: (i) 6,250 common shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of February 23, 1998; (ii) 40,000 common shares owned by a family trust created by Mr. Wilkins. Mr. Wilkins does not have any voting or dispositive power with respect to the common shares owned by such trust; and
    (iii) 100 common shares owned by a trust which is for the benefit of one of Mr. Wilkins' children. Mr. Wilkins is the trustee of such trust.

                             EXECUTIVE COMPENSATION

     Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and its only other executive officers whose annual compensation exceeded $100,000 during 1997:

SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                        ANNUAL COMPENSATION    ------------------         ALL
           NAME AND                     --------------------   SHARES UNDERLYING         OTHER
      PRINCIPAL POSITION        YEAR     SALARY     BONUS(1)   OPTIONS GRANTED(2)   COMPENSATION(3)
      ------------------        ----     ------     --------   ------------------   ---------------
Jeffrey M. Wilkins............  1997    $250,000    $ 52,896        200,000              $3,858
  Chairman of the Board and     1996    $250,000    $178,885                             $7,963
  Chief Executive Officer       1995    $250,000    $225,544         25,000(4)           $2,149

Gregory T. Tillar.............  1997    $175,000    $ 70,697         50,000              $3,773
  President and                 1996    $175,000    $ 51,750                             $4,472
  Chief Operating Officer       1995    $158,692    $105,165         50,000(4)           $2,044

Christopher L. Winslow........  1997    $100,000    $ 31,456         27,500              $2,850
  Vice President,               1996    $ 94,231    $ 38,850                             $3,934
  Manufacturing Services        1995    $ 84,000    $ 34,276         32,500(4)           $1,168

Alexander P. Deak.............  1997    $ 94,962    $ 19,795         35,000              $2,223
  Vice President and            1996    $ 87,500    $  9,850                             $3,518
  Chief Information Officer     1995    $ 72,500    $ 23,731         13,500(4)           $  962

---------------

(1) Bonuses, other than for Mr. Wilkins which are paid pursuant to his employment agreement with the Company, were earned pursuant to an Incentive Compensation Plan for certain key executives of the Company selected by the chief executive officer. Pursuant to this plan, an individual target incentive amount for each executive and a target amount for the Company's pre-tax income was established. Each participating executive was paid a bonus in an amount ranging from 40% to 140% of his target incentive amount based on his percentage of the target pre-tax income actually achieved by the Company.

(2) This column sets forth the number of common shares subject to options granted during the indicated year pursuant to the Company's employee stock option plan.

(3) Represents amounts contributed by the Company as matching contributions to its 401(K) retirement plan and excess group term life insurance.

(4) These options, originally granted in the year indicated, were replaced in 1997 with an equal number of new options issued as a result of such person's participation in the Company's 1997 stock option exchange program. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation -- 1997 Stock Option Exchange Program."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of stock options to the executive officers named in the Summary Compensation Table during 1997:

                                                 INDIVIDUAL GRANTS                         POTENTIAL
                                 -------------------------------------------------     REALIZABLE VALUE
                                                  % OF                                 AT ASSUMED ANNUAL
                                   NUMBER        TOTAL                                  RATES OF STOCK
                                 OF SHARES      OPTIONS      EXERCISE                 PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO     PRICE                   FOR OPTION TERM(3)
                                  OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ---------------------
             NAME                GRANTED(1)   FISCAL YEAR    SHARE(2)      DATE         5%         10%
             ----                ----------   ------------   --------   ----------   --------   ----------
Jeffrey M. Wilkins.............   200,000         25.5%       $6.00      7/16/07     $754,674   $1,912,491
                                   25,000(4)       3.2%       $4.38      2/17/07     $ 68,864   $  174,515

Gregory T. Tillar..............    50,000          6.4%       $6.00      7/16/07     $188,668   $  478,123
                                   70,000(4)       8.9%       $4.38      2/17/07     $192,819   $  488,641

Christopher L. Winslow.........    27,500          3.5%       $6.00      7/16/07     $103,768   $  262,968
                                   40,000(4)       5.1%       $4.38      2/17/07     $110,182   $  279,224

Alexander P. Deak..............    35,000          4.5%       $6.00      7/16/07     $132,068   $  334,686
                                   27,000(4)       3.4%       $4.38      2/17/07     $ 74,373   $  188,476

---------------

(1) Except as otherwise indicated in the notes to this table, all of the options were granted under the Company's 1990 Stock Option Plan and are subject to a one-year vesting schedule.

(2) The per share exercise price is equal to the fair market value of the Company's common shares on the date of grant.

(3) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the rules of the Securities and Exchange Commission. Although permitted by these rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of a formula which would determine with reasonable accuracy a present value based on future unknown factors.

(4) Represents new options issued as a result of such person's election to exchange an equal number of options in connection with the Company's 1997 stock option exchange program. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation -- 1997 Stock Option Exchange Program."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth stock option exercises during 1997 by the executive officers named in the Summary Compensation Table and the value of in-the-money stock options held by those individuals as of December 31, 1997:

                                                                NUMBER OF SHARES        VALUE OF
                                                                   UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS AT           OPTIONS
                                                                    12/31/97         AT 12/31/97(2)
                              SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
            NAME              ON EXERCISE (#)    REALIZED(1)     UNEXERCISABLE       UNEXERCISABLE
            ----              ---------------    -----------    ----------------     --------------
Jeffrey M. Wilkins..........        -0-             -0-             -0-/225,000     $     -0-/$9,250
Gregory T. Tillar...........        -0-             -0-          30,000/120,000     $ 65,000/$25,000
Christopher L. Winslow......        -0-             -0-            5,000/67,500     $  6,250/$14,800
Alexander P. Deak...........        -0-             -0-            7,000/62,000     $  21,500/$9,990

---------------

(1) Aggregate market value of the common shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the closing price of the Company's common shares as of December 31, 1997.

TEN-YEAR OPTION REPRICINGS

     The following table sets forth information concerning the executive officers of the Company who participated in a stock option exchange program approved by the Company's Compensation Committee on February 17, 1997. Under this stock option exchange program, employees holding options previously granted under the Company's 1990 Stock Option Plan with above-market exercise prices were given the opportunity to exchange those options for new options with an exercise price equal to the fair market value of the Company's common shares on the exchange program's approval date. For additional information about the exchange program, see "Compensation Committee Report on Executive Compensation -- 1997 Stock Option Exchange Program."

                                                                                                      LENGTH OF
                                               NUMBER OF                                               ORIGINAL
                                              SECURITIES    MARKET PRICE     EXERCISE                OPTION TERM
                                              UNDERLYING    OF STOCK AT      PRICE AT                REMAINING AT
                                                OPTIONS       TIME OF        TIME OF        NEW        DATE OF
                                              REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
        NAME AND POSITION            DATE       AMENDED      AMENDMENT      AMENDMENT     PRICE(1)    AMENDMENT
        -----------------           -------   -----------   ------------   ------------   --------   ------------
Jeffrey M. Wilkins................  2/17/97     25,000         $4.38          $ 9.75       $4.38      105 months
  Chairman of the Board
  and Chief Executive Officer

Gregory T. Tillar.................  2/17/97     20,000         $4.38          $11.50       $4.38       86 months
  President and                     2/17/97     50,000         $4.38          $ 9.75       $4.38      105 months
  Chief Operating Officer

Christopher L. Winslow............  2/17/97      7,500         $4.38          $11.50       $4.38       86 months
  Vice President,                   2/17/97      7,500         $4.38          $ 9.37       $4.38       95 months
  Manufacturing Services            2/17/97     25,000         $4.38          $ 9.75       $4.38      105 months

Alexander P. Deak.................  2/17/97      7,500         $4.38          $11.50       $4.38       86 months
  Vice President and                2/17/97      5,500         $4.38          $ 9.37       $4.38       95 months
  Chief Information Officer         2/17/97      8,000         $4.38          $ 9.75       $4.38      105 months
                                    2/17/97      6,000         $4.38          $ 9.63       $4.38      110 months

Julia A. Pollner..................  2/17/97      5,000         $4.38          $ 6.00       $4.38       72 months
  Vice President, Finance,          2/17/97      3,750         $4.38          $11.50       $4.38       86 months
  Treasurer, and Secretary          2/17/97      5,000         $4.38          $ 9.75       $4.38      105 months
                                    2/17/97      1,250         $4.38          $ 9.63       $4.38      110 months

---------------

(1) The new options are subject to a four-year vesting schedule providing for an equal number of options to become exercisable each year.

EMPLOYMENT AGREEMENT WITH MR. WILKINS

     The Company and Mr. Wilkins are parties to an Amended and Restated Employment Agreement (the "Employment Agreement") pursuant to which Mr. Wilkins is serving as Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement continues until terminated by the parties. The Employment Agreement may be terminated by the Company for "Cause" (defined as dishonesty constituting a felony) or because of Mr. Wilkins' "Long-Term Disability," by Mr. Wilkins for "Good Reason" (defined as any material reduction in authority, title, or responsibility, any reduction in compensation or benefits or any assignment of additional duties), or by either party upon at least one year's notice. Under the Employment Agreement, Mr. Wilkins is entitled to an annual base salary of $250,000, fringe benefits to be determined by the Board of Directors of the type which are typically provided to chief executive officers of similarly situated companies, and an annual bonus equal to five percent of the net pre-tax profit of the Company (calculated without consideration of any such bonuses paid or payable to Mr. Wilkins). Upon termination of the Employment Agreement, unless the termination is by the Company for Cause or unless the termination is a voluntary termination by Mr. Wilkins without Good Reason, Mr. Wilkins is entitled to receive a single payment equal to his full annual salary in effect at the time, he is entitled to continue receiving the annual bonuses for the three fiscal years of the Company ending after the date of termination, and the Company is to continue providing group life and group health insurance coverage for a one-year period after the date of termination.

     The Company has the option to purchase all of Mr. Wilkins' common shares at fair market value upon Mr. Wilkins' death or Long-Term Disability or upon his voluntary termination other than Good Reason or upon the Company's termination for Cause. For a period of three years after termination of his employment, Mr. Wilkins is prohibited from competing against the Company unless he is terminated by the Company without Cause or he voluntarily resigns for Good Reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Jerry D. Miller and James V. Pickett. Until May 1993, prior to his appointment to the Compensation Committee, Mr. Miller served as President of the Company. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors.

     The Committee believes that compensation must be designed to attract, retain, reward, and motivate highly qualified individuals to manage the Company to meet corporate growth and earnings objectives and maximize shareholder value.

     BASE SALARY. The major component of compensation for executive officers of the Company is their annual base salaries. With respect to executive officers, other than the chief executive officer, the Committee reviews the recommendation of the chief executive officer with respect to the annual base salary to be paid to each such officer and then makes a subjective determination based upon various factors, including the position held by such executive officer, his or her accomplishments during the year, level of responsibility and experience, and the relationship of such salary to the salaries of other managers and associates of the Company, in establishing the amount of such salary. The annual base salary of Mr. Wilkins, chairman and chief executive officer, which is paid pursuant to his employment agreement, was $250,000 for 1997. The Board of Directors has the authority to increase Mr. Wilkins' annual base salary. The Committee believes that Mr. Wilkins' base salary is currently adequate and has not recommended to the Board of Directors an increase in his base salary for 1998.

     ANNUAL INCENTIVE. The Compensation Committee also believes it is desirable to provide employees with incentive compensation based on the Company's actual performance during a fiscal year. Under his employment agreement, Mr. Wilkins receives, in addition to his base salary, an annual bonus equal to five percent of the net pre-tax profit of the Company (calculated without consideration of any such bonuses paid or payable to Mr. Wilkins). In addition, during 1997 the Company had an Incentive Compensation Plan for certain key employees of the Company selected by the chief executive officer of the Company. At the beginning of 1997, the chief executive officer established an individual target incentive amount for the selected employee and a target amount for the Company's pre-tax income. Each selected employee received a bonus in an amount ranging from 40% to 140% of this target incentive amount based on the percentage of the pre-tax income actually earned by the Company. All bonuses under the Incentive Compensation Plan required approval by the Compensation Committee. For 1998, the Company is implementing a new incentive compensation plan for all employees (other than Mr. Wilkins). Under this plan, employees will share, based upon their duties and level of responsibility, in a predetermined portion of the Company's pre-tax income based upon the Company's actual performance in comparison to its targeted pre-tax income.

     LONG-TERM STOCK INCENTIVES. In addition to the Incentive Compensation Plan, the Company has established the 1990 Stock Option Plan which is designed to align a portion of the executive and key associates compensation package with the long-term interests of shareholders. The 1990 Stock Option Plan has been approved by the Company's shareholders. All options are granted by the Compensation Committee, whose members are not eligible to participate in such Plan. The Company's associates are granted options in amounts subjectively determined by the Compensation Committee to be appropriate given the relative positions and responsibilities of such persons.

     1997 STOCK OPTION EXCHANGE PROGRAM. In February 1997, the Compensation Committee reviewed certain options previously granted to employees of the Company and the market price of the Company's common shares during the past year. The Compensation Committee recognized that options issued by the Company are utilized as compensation and to provide incentives to improve Company performance and thereby positively influence the market price for the Company's common shares for the benefit of all shareholders. The Compensation Committee determined that the market price had declined despite significant efforts of the Company's employees, that certain options previously granted under the Company's 1990 Stock Option Plan were at exercise prices in excess of the current market prices of the Company's common shares, and that these outstanding stock options, if left in place, would not achieve the underlying objectives.

     Accordingly, on February 17, 1997, the Compensation Committee approved a stock option exchange program for employees holding options previously granted under the Company's 1990 Stock Option Plan. Under this exchange program, employees were given the opportunity to exchange their options with above-market exercise prices for new options with an exercise price equal to the fair market value of the Company's common shares on the exchange program's approval date (which was $4.38). However, all new options would be subject to a four-year vesting schedule in which an equal number of options would become exercisable each year. The stock option exchange was contingent upon the grantee of the new option terminating, effective as of the grant date, existing options for the same number of common shares.

                                             Jerry D. Miller, Chairman
                                             James V. Pickett

PERFORMANCE GRAPH

     The following graph provides a comparison of the five-year cumulative total return (assuming reinvestment of dividends) from the Company, the NASDAQ Computer and Data Processing Services Index, and the NASDAQ Stock Market Index--United States:

                                                                   NASDAQ            NASDAQ
               Measurement Period               METATEC           COMPUTER           STOCK
             (Fiscal Year Covered)            CORPORATION           & DP           MRKT - US
12/92                                             100               100               100
12/93                                             264               106               115
12/94                                             175               129               112
12/95                                             200               248               159
12/96                                             123               242               195
12/97                                              86               297               240

     The foregoing graph and above amounts assume $100 invested on December 31, 1992, in the Company's common shares or applicable stock index, including reinvestment of dividends with the year ending December 31. The foregoing graph is not, nor is it intended to be, indicative of future performance of the Company's common shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has been selected by the Board of Directors as the independent public accountants for the Company for its fiscal year ending December 31, 1998.

     It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph, and the Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy materials to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                                             JULIA A. POLLNER
                                             Secretary

                                REVOCABLE PROXY
                              METATEC CORPORATION

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey M. Wilkins and Julia A. Pollner, and each of them, with full power of substitution, proxies to vote and act with respect to all Common Shares, $0.10 par value (the "Shares"), of Metatec Corporation, a Florida corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 23, 1988, at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, at 1:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.


1.   THE ELECTION AS CLASS II                    With-    For All
     DIRECTORS OF ALL NOMINEES           For     hold     Except
     LISTED (except as marked to the     [ ]      [ ]       [ ]
     contrary below):

     JERRY D. MILLER, GREGORY T. TILLAR AND JAMES V. PICKETT

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

---------------------------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in item 1 above, and in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting.

                                                  ------------------------------
        Please be sure to sign and date           Date
          this Proxy in the box below.
--------------------------------------------------------------------------------



--------Shareholder sign above-------------Co-holder (if any) sign above--------

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              METATEC CORPORATION

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